UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 12, 2021

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Cowboys Way, Suite 300

Frisco TX 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

Effective January 12, 2021, Verde Bio Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement dated January 6, 2021 (“Purchase Agreement”) with Power Up Lending Group, LTD (“Power Up”) whereby the Company issued a Convertible Promissory Note for $55,500 (the “Note”) to Power Up.  The Note contains an interest rate of twelve percent (12%) per annum and has a maturity date of January 6, 2022.  The amounts due under the Note are convertible at any time after 180 days at a rate of 42% of the market price, defined as the lowest Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

A form of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement, the purchase of the Shares and the issuance of the Note set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits

10.1	Securities Purchase Agreement.

10.2	Convertible Promissory Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 22nd day of January, 2021.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott Cox
	Name:	Scott Cox
	Title:	Chief Executive Officer